[DESCRIPTION]       FORM S-8 REGISTRATION STATEMENT
[TEXT]
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                       _______________

                           FORM S-8
                 REGISTRATION STATEMENT UNDER
                  THE SECURITIES ACT OF 1933

          TRAVIS INDUSTRIES, INC.TRAVIS INDUSTRIES, INC.
      (Exact Name of Registrant as Specified in its Charter)

          COLORADO                           84-1063149
____________________________            ____________________
(State or Other Jurisdiction of          (I.R.S.  Employer
Incorporation or Organization)           Identification No.)

3415 W. Broadway, Council Bluffs, Iowa              51501
______________________________________          ____________
(Address of Principal Offices)                    (Zip Code)

             February 1997 Stock Compensation Plan
           _________________________________________
                  (Full Title of the Plan)

         Stephen E. Cayou 490 Orchard, Golden, CO 80401
         ______________________________________________
             (Name and Address of Agent for Service)

                        (303) 271-1200
                        ______________
           (Telephone Number, Including Area Code,
                    of Agent for Service)

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE
FOLLOWING   BOX:    [ X  ]

                 CALCULATION OF REGISTRATION FEE

Title of Each       Amount       Maximum        Maximum      Amount of
Class of Securities to be        Offering Price Aggregate    Registration
to be Registered    Registered   Per Share      Price        Fee
Common             7,000,000      $0.025       $175,000 <F1>  $54.00

<F1>      Calculated based the most recent closing high bid for the
common stock of the Company on the NASDAQ OTC Bulletin Board.

                           PART II
     Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference into this Registration Statement, and made a part hereof:

     (a) The Company's latest annual report, for the fiscal year ended March 31, 1996.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of such fiscal year;

     (c)   Not applicable.

Item 4.   Description of Securities.

     Not Applicable

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The only statute, charter provision, bylaw, contract, or other arrange-ment under which any controlling person, director or officer of the Regis-trant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is set forth in the Company's Articles of Incorporation, as amended, in provisions substantially identical to provi-sions of the Colorado Business Corporation Act, as amended. The Articles of Incorporation provide that control persons, officers and directors shall be indemnified to the fullest extent permitted under such law as it may be amended from time to time. Similarly, as provided in the Colorado Business
Corporation Act, the Articles of Incorporation, as amended provide that a director shall not be personally liable to the corporation or its share-holders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or to its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for acts specified under Section 7-108-401 et. seq. of the Colorado Business Corporation Act (or similar provision under any amendment thereto);
or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

     See - Exhibits and Exhibit Index following the Signature Page hereof.

Item 9.   Undertakings.

     The Undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any additional or changed material information with respect to the plan of distribution.

Except that, with respect to issuers filing a Registration Statement on Form S-8, subparagraphs (i) and (ii) of this paragraph do not apply, and the information required in a post-effective amendment is incorporated by refer-ence from periodic reports filed by the Issuer under the Exchange Act.

     (2) That, for the purpose of determining any liability under the Secur-ities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That for purposes of determining any liability under the Securities act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the intial bona fide offering thereof;

     (5) Insofar as indemnification for liabilities arising under the Securi-ties Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securi-ties and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by control-ling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                             SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on February 21, 1997.

REGISTRANT:   TRAVIS INDUSTRIES, INC.

By: /s/ Stephen E. Cayou
_________________________
Stephen E. Cayou, President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Stephen E. Cayou               Date: February 21, 1997
__________________________
Chairman, Director
and Principal Executive Officer


/s/ Jeffrey R. Skinner             Date: February 21, 1997
____________________________
Director, Principal Financial
and Accounting Officer


                           EXHIBIT INDEX

 EXHIBIT NO.    DESCRIPTION              LOCATION

  EX-4         Instruments               Incorporated by reference from
               defining rights           Form S-18 dated Nov. 30, 1987
               of securities             and exhibits as filed with the
               holders                   Commission (3316820-D) and
                                         subsequently filed annual reports on
                                         Form 10-K or 10-KSB for fiscal
                                         years ended March 31, 1993 and 1993
                                         and  1991, including exhibits

EX-5           Opinion re:
               legality

EX-15          Letter on                 Incorporated by reference from Forms
               unaudited interim         10-QSB and other '34 Act filings
               financial
               information

EX-25          Consents of experts
               and counsel